SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                March 14, 2000
                        -------------------------------
                       (Date of earliest event reported)


                  FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)



    New York                     1-12644                  13-3261323
 ----------------             -------------               ----------
(State or other                (Commission      (I.R.S. Employer Identification
 jurisdiction of                  File                    Number)
 organization)                    Number)


              350 Park Avenue
             New York, New York                              10022
  ------------------------------------                     ---------
 (Address of principal executive offices)                  (Zip Code)



                                (212) 826-0100
                              -------------------
             (Registrant's telephone number, including area code)



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Item 5.  Other Events

          On March 14, 2000, Financial Security Assurance Holdings Ltd. (the "Company") announced that it had entered into an Agreement and Plan of Merger dated as of March 14, 2000 (the "Merger Agreement"), by and among Dexia S.A. and Dexia Credit local de France S.A. (each, an "Acquisition Party"), PAJY Inc. ("Merger Sub") and the Company. Under the terms of the Merger Agreement, the Company will become a wholly owned subsidiary of the Acquisition Parties through the merger of Merger Sub with and into the Company (the "Merger").

          Under the terms of the Merger Agreement, each common share of the Company will be converted into the right to receive $76 in cash. The Merger is subject to various conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the shareholders of the Company, certain regulatory approvals and other customary conditions.

          Copies of the Merger Agreement and the press release dated March 14, 2000, are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference in their entirety.

Item 7.  Financial Statements and Exhibits.

          (c)  Exhibits.

Exhibit        Description
-------        -----------

2.1 Agreement and Plan of Merger dated as of March 14, 2000, by and among Dexia S.A., Dexia Credit local de France S.A., PAJY Inc. and Financial Security Assurance Holdings Ltd.

99.1 Press release of Dexia S.A. and Financial Security Assurance Holdings Ltd. dated March 14, 2000.



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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.,

                                          by: /s/ Bruce E. Stern
                                             ---------------------------------
                                             Name:  Bruce E. Stern
                                             Title: Managing Director



Date:  March 14, 2000


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                                                                             4

                                 Exhibit Index
                                 -------------

Exhibit       Description

 2.1 Agreement and Plan of Merger dated as of March 14, 2000, by and among Dexia S.A., Dexia Credit local de France S.A., PAJY Inc. and Financial Security Assurance Holdings Ltd.

99.1 Press release of Dexia S.A. and Financial Security Assurance Holdings Ltd. dated March 14, 2000.